UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 8, 1996

                                 --------------


                             BEST PRODUCTS CO., INC.
             (Exact name of registrant as specified in its charter)

          Virginia                       0-24178                          54-0853592
State or  other jurisdiction     (Commission File Number)       (I. R. S. Employer Identification No.)
     of incorporation)


 1400 Best Plaza, Richmond, Virginia                             23227-1125
(Address of principal executive offices)                         (Zip Code)


                                 (804) 261-2000
              (Registrant's telephone number, including area code)




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Item 3.  Bankruptcy or Receivership

         On September 24, 1996, the Company filed for relief under chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). The petition was filed in the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court") and was assigned case number 96-35267-T. The Company is a debtor-in-possession under the Bankruptcy Code. A copy of the press release issued by the Company on September 24, 1996 reporting the filing is attached as an exhibit hereto.



Item 5.  Other Events

         On October 1, 1996, the Company announced the Bankruptcy Court had approved a $195 million interim financing facility that would allow the Company to resume normal operations. A copy of the press release issued by the Company on October 1, 1996 reporting the approval of interim financing is attached as an exhibit hereto.

         On October 7, 1996, the Company announced plans to close 81 of its 169 stores and three of its four distribution centers during the next several months. A copy of the press release issued by the Company on October 7, 1996 announcing the store closings is attached as an exhibit hereto.



Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable.

         (c)      Exhibits.

                  99.1    Press Release of the Company dated September 24, 1996.

                  99.2    Press Release of the Company dated October 1, 1996.

                  99.3    Press Release of the Company dated October 7, 1996.




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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     BEST PRODUCTS CO., INC.



Date: October 8, 1996                /s/ Daniel H. Levy
                                     ------------------------------------
                                     Daniel H. Levy
                                     Chairman and Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit
Number                      Description

99.1     Press Release of the Company dated September 24, 1996.

99.2     Press Release of the Company dated October 1, 1996.

99.3     Press Release of the Company dated October 7, 1996.